INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2025
Revenue, Adjusted EBITDA2 and EPS above top end of guidance
All-time record annualized recurring revenue4, up 30% YoY
Company reaffirms full year 2025 guidance
WILMINGTON, DE. - May 1, 2025 - InterDigital, Inc. (Nasdaq: IDCC), a mobile, video, and AI technology research and development company, today announced results for the quarter ended March 31, 2025.
"In the first quarter, we licensed vivo Mobile, a major smartphone vendor, to drive revenue above the top end of our guidance and increase our annualized recurring revenue to a record level. We now have seven of the ten largest smartphone vendors and almost 80% of the entire global smartphone market under license," commented Liren Chen, President and CEO, InterDigital. "Early in the second quarter, we signed another major license agreement with HP under our consumer electronics and IoT program. With these new deals, we have signed agreements with a cumulative total contract value of more than $3.6 billion since 2021, giving us a strong base from which to drive additional growth."

First Quarter 2025 Financial Highlights, as compared to First Quarter 2024:

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024	Change
GAAP Results:
Revenues (a)	$210.5	$263.5	(20)%
Operating expenses	$78.7	$159.8	(51)%
Net income [1]	$115.6	$81.7	42%
Net income [1] margin	55%	31%	24 ppt
Diluted EPS [1]	$3.45	$2.88	20%

Non-GAAP Results:
Adjusted EBITDA [2]	$159.1	$130.4	22%
Adjusted EBITDA margin [2]	76%	49%	27 ppt
Non-GAAP Net income [3]	$125.7	$94.5	33%
Non-GAAP EPS [3]	$4.21	$3.58	18%

Additional Information:
Annualized recurring revenue [4]	$502.9	$387.5	30%
Catch-up revenues	$84.8	$166.7	(49)%

Revenue by program:
Smartphone	$184.0	$80.3	129%
CE, IoT/Auto	$26.3	$182.5	(86)%
Other	$0.2	$0.7	(65)%
(a) Decrease is primarily driven by lower catch-up revenues in Q1'25
Return of Capital to Shareholders

(in millions, except per share data)	Share Repurchases		Dividends Declared		Total Return of Capital
	Shares	Value	Per Share	Value
First quarter 2025	<0.1	$5.2	$0.60	$15.6	$20.8

Convertibility of 2027 Notes
Pursuant to the terms of the Indenture governing InterDigital’s 3.50% Senior Convertible Notes due 2027 (the “Notes”), the Notes are convertible during its calendar quarter ending June 30, 2025. The current conversion rate of the Notes is 12.9041 shares of InterDigital’s Common Stock per $1,000 principal amount of the Notes.
Upon the conversion of any Notes, InterDigital will pay cash up to the aggregate principal amount of the Notes to be converted, and will pay cash, shares of its Common Stock, or a combination of cash and shares of its Common Stock for any conversion obligation in excess of the aggregate principal amount being converted, if any, at InterDigital’s election, as set forth in the Indenture governing the Notes.
At the time InterDigital issued the Notes, InterDigital entered into call spread transactions that together were designed to have the economic effect of reducing the net number of shares that will be issued in the event of conversion of the Notes by, in effect, increasing the conversion price of the Notes from InterDigital’s economic standpoint from $77.49 to $106.14. Refer to Footnote 5 of the Financial Statements from InterDigital’s Form 10-Q for the quarter ended March 31, 2025 for more information.
Near Term Outlook
The Company has reaffirmed its full year 2025 outlook and provided an initial outlook for second quarter 2025 in the table below. The outlook for second quarter 2025 covers existing licenses and does not include any new agreements or arbitration results we may sign or receive over the balance of the second quarter. The outlook for full year 2025 includes both existing licenses and the expected contributions from both new agreements and arbitration results over the balance of the year.

(in millions, except per share data)	Q2 2025	Full Year 2025
Revenue	$165 - $170	$660 - $760
Adjusted EBITDA [2]	$107 - $114	$400 - $495
Diluted EPS [1]	$1.90 - $2.11	$6.79 - $9.67
Non-GAAP EPS [3]	$2.67 - $2.90	$9.69 - $12.92
Conference Call Information
InterDigital will host a conference call on Thursday, May 1, 2025 at 10:00 a.m. ET to discuss its first quarter 2025 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.

About InterDigital®
InterDigital is a global research and development company focused primarily on wireless, video, artificial intelligence (“AI”), and related technologies. We design and develop foundational technologies that enable connected, immersive experiences in a broad range of communications and entertainment products and services. We license our innovations worldwide to companies providing such products and services, including makers of wireless communications devices, consumer electronics, IoT devices, cars and other motor vehicles, and providers of cloud-based services such as video streaming. As a leader in wireless technology, our engineers have designed and developed a wide range of innovations that are used in wireless products and networks, from the earliest digital cellular systems to 5G and today’s most advanced Wi-Fi technologies. We are also a leader in video processing and video encoding/decoding technology, with a significant AI research effort that intersects with both wireless and video technologies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our first quarter 2025 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements, including but not limited to statements regarding our outlook for Q2 and full year 2025, are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays or difficulties in the execution of patent license agreements on acceptable terms or at all; (ii) our ability to expand our revenue opportunities by entering into licensing arrangements with streaming and cloud-based service providers; (iii) the resolution of legal proceedings, including any awards or judgments relating to such proceedings, and changes in the schedules or costs associated therewith; (iv) our ability to maintain a strong patent portfolio and make strategic decisions related to our intellectual property protection; (v) the failure of markets for our technologies to materialize to the extent that we expect; (vi) our continued ability to develop new technologies; (vii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act and other U.S. and non-U.S. tax laws; (viii) the timing and impact of potential regulatory, administrative and legislative matters; (ix) the potential effects of macroeconomic conditions or trade conflicts; (x) our ability to hire and retain key personnel; (xi) operational risks, including cybersecurity events, human failures or other difficulties with our information technology systems; and (xii) risks related to any new accounting standards or our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated. Net income margin is net income attributable to InterDigital, Inc. over total revenues.
2    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income, Non-GAAP EPS, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP EPS is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.
4    Annualized recurring revenue ("ARR") for any quarter is defined as total revenues for the quarter less catch-up revenues for the quarter, multiplied by four. Management believes ARR provides useful information about our financial performance, and our progress toward our 2030 targets. ARR is not a projection or forecast, and actual recurring revenues for any 12-month period will depend on a number of factors beyond our ability to predict or control, including those risks and uncertainties listed above. Additionally, ARR may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$210,507	$263,542
Operating expenses:
Research and portfolio development	47,430	49,375
Licensing	17,677	96,589
General and administrative	13,568	13,840
Total operating expenses	78,675	159,804

Income from operations	131,832	103,738

Interest expense	(9,871)	(11,922)
Other income, net	10,258	9,247
Income before income taxes	132,219	101,063
Income tax provision	(16,617)	(19,411)
Net income	$115,602	$81,652
Net income per common share — Basic	$4.49	$3.20
Weighted average number of common shares outstanding — Basic	25,741	25,510
Net income per common share — Diluted	$3.45	$2.88
Weighted average number of common shares outstanding — Diluted	33,505	28,341

Cash dividends declared per common share	$0.60	$0.40

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$115,602	$81,652
Non-cash adjustments	(1,445)	8,459
Working capital changes	(134,146)	(39,338)
Net cash (used in) provided by operating activities	(19,989)	50,773
Cash flows from investing activities:
Net sales of short-term investments	86,165	24,616
Capitalized patent costs and property and equipment	(26,657)	(9,417)
Long-term investments	—	1,576
Net cash provided by investing activities	59,508	16,775
Cash flows from financing activities:
Payments on long-term debt	(1,284)	(1,590)
Repurchase of common stock	(5,249)	(28,868)
Dividends paid	(11,557)	(10,226)
Other	(24,861)	(8,635)
Net cash used in financing activities	(42,951)	(49,319)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,432)	18,229
Cash, cash equivalents and restricted cash, beginning of period	551,547	442,961
Cash, cash equivalents and restricted cash, end of period	$548,115	$461,190

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash, cash equivalents and short-term investments	$883,292	$958,208
Accounts receivable	304,268	188,302
Prepaid and other current assets	54,636	84,312
Property & equipment and patents, net	344,277	327,174
Other long-term assets, net	275,371	277,533
Total assets	$1,861,844	$1,835,529
Liabilities and Shareholders' equity
Current portion of long-term debt	$455,241	$456,329
Current deferred revenue	175,261	178,009
Other current liabilities	73,955	91,472
Long-term deferred revenue	149,117	182,119
Long-term debt & other long-term liabilities	71,386	70,385
Total liabilities	924,960	978,314
Total shareholders' equity	936,884	857,215
Total liabilities and shareholders' equity	$1,861,844	$1,835,529

RECONCILIATION OF NON-GAAP MEASURES

The following tables present InterDigital's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	(in thousands)
	2025	2024
Net income	$115,602	$81,652
Income tax provision	16,617	19,411
Other income, net & interest expense	(387)	2,675
Depreciation and amortization	18,213	17,240
Share-based compensation	9,498	9,386
Other items (a)	(483)	—
Adjusted EBITDA [2]	$159,060	$130,364
(a)    Other items in the above tables include one-time contra-expenses related to litigation fee reimbursements.

	Three Months Ended March 31,
	(in thousands, except for per share data)
	2025	2024
Net income	$115,602	$81,652
Share-based compensation	9,498	9,386
Acquisition related amortization	8,650	8,421
Other operating items (a)	(483)	—
Other non-operating items (b)	—	674
Related income tax effect of above items	(3,710)	(3,881)
Adjustments to income taxes	(3,899)	(1,708)
Non-GAAP net income [3]	$125,658	$94,544

Weighted average dilutive shares - GAAP	33,505	28,341
Less: Dilutive impact of the Convertible Notes	3,670	1,942
Weighted average dilutive shares - Non-GAAP [3]	29,835	26,399

Diluted EPS [1]	$3.45	$2.88
Non-GAAP EPS [3]	$4.21	$3.58
(a)    Other items in the above tables include one-time contra-expenses related to litigation fee reimbursements.
(b)    Other non-operating items includes losses from observable price changes of our long-term strategic investments.

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the second quarter of fiscal 2025 and full year fiscal 2025 included in this release:

	Outlook
	(in millions)
	Q2 2025	Full Year 2025
Net income	$64 - $71	$224 - $319
Income tax provision	14	56
Other income, net & interest expense	—	(2)
Depreciation and amortization	18	78
Share-based compensation	11	44
Other items	—	—
Adjusted EBITDA [2]	$107 - $114	$400 - $495

	Outlook
	(in millions, except for per share data)
	Q2 2025	Full Year 2025
Net income	$64 - $71	$224 - $319
Share-based compensation	11	44
Acquisition related amortization	9	35
Other operating items	—	—
Other non-operating items	—	—
Related income tax effect of above items	(4)	(17)
Adjustments to income taxes	—	—
Non-GAAP net income [3]	$80 - $87	$286 - $381

Weighted average dilutive shares - GAAP	33.7	33.0
Less: Dilutive impact of the Convertible Notes	3.7	3.5
Weighted average dilutive shares - Non-GAAP [3]	30.0	29.5

Diluted EPS [1]	$1.90 - $2.11	$6.79 - $9.67
Non-GAAP EPS [3]	$2.67 - $2.90	$9.69 - $12.92

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857